UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

Axe Compute Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(Address of Principal Executive Offices) (Zip Code)

(412) 432-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGPU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (?240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Executive Officer and Resignation from the Board

On February 6, 2026, the board of directors (the “Board”) of Axe Compute Inc. (the “Company”) voted to terminate, without cause, the employment of Raymond F. Vennare with the Company, effective as of February 9, 2026. In connection with his termination, Mr. Vennare entered into a separation agreement dated February 9, 2026 (the “Separation Agreement”), pursuant to which Mr. Vennare will receive certain separation benefits, contingent upon Mr. Vennare signing, delivering and not rescinding or revoking a general release of claims in favor of the Company. The Separation agreement provides for, among other things, (i) the payment of $575,000 in severance pay, which amount is equal to one year of Mr. Vennare’s base salary, (ii) a bonus for 2025 in the amount of $287,500, and (iii) a lump sum payment to assist with the cost of continued healthcare coverage. The foregoing description of the material terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Vennare also resigned as Chairman and a member of the Board, effective as of February 9, 2026. The resignation of Mr. Vennare is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of the Chairman of the Board

On February 6, 2026, the Board appointed Chuck Nuzum, a current member of the Board, as Chairman of the Board, effective as of February 9, 2026.

Appointment of Chief Executive Officer and Appointment to the Board

On February 6, 2026, the Board appointed Christopher Miglino as Chief Executive Officer to succeed Mr. Vennare, and as a member of the Board to fill the vacancy created by Mr. Vennare’s resignation, effective as of February 9, 2026.

Christopher Miglino, age 57, has more than 25 years of experience building and operating public and private companies across technology, fintech, media, and digital assets. Since March 2010, Mr. Miglino has served and continues to serve as the Chief Executive Officer and Co-Founder of SRAX, Inc. (NASDAQ: SRAX), a public fintech and data company, where he leads the company through its NASDAQ listing, multiple capital raises, and oversees all SEC reporting and compliance obligations. During his tenure at SRAX, Mr. Miglino launched and later sold a pharmaceutical advertising division for approximately $50 million and built investor intelligence and communications SaaS platforms used by hundreds of public companies. From January 2024 to January 2026, Mr. Miglino served as President and Co-Founder of DNA Holdings Venture Inc., a blockchain and Web3-focused investment firm, where he oversaw fund operations, strategic partnerships, and capital deployment. Previously, Mr. Miglino founded Conscious Enlightenment, a multi-media company he sold to Gaiam (NASDAQ: GAIA) in 2007, and co-founded Centerlinq, an interactive kiosk and loyalty platform company he sold to a public company. Mr. Miglino holds a Bachelor of Science in Finance from the University of Southern California.

There are no family relationships between Mr. Miglino and any director or executive officer of the Company. In connection with the Company's transaction with ATH, DNA Holdings Venture Inc., of which Mr. Miglino was then the President, received warrants representing 7.5% in such transaction. Except as described above, there are no transactions requiring disclosure under Item 404(a) of Regulation S-K. The material terms of Mr. Miglino's compensatory arrangements with the Company will be disclosed by amendment to this Current Report on Form 8-K.

In connection with Mr. Miglino’s appointment as Chief Executive Officer of the Company, the Company and Mr. Miglino entered into an employment agreement, dated February 9, 2026 (the “Employment Agreement”), which provides for, among other things, payment to Mr. Miglino of an annual base salary equal to $575,000, and at the discretion of the Board’s Compensation Committee (the “Committee”), to receive grants of stock options or other equity awards. Mr. Miglino will also be eligible to participate in the Company’s (i) bonus program with annual cash bonus equal up to 50% of his salary or at the discretion of the Committee, a higher percentage based on his and the Company’s performance, (ii) long-term incentive plan to be adopted and maintained by the Compensation Committee, and (iii) standard employee benefit plans generally available to executive employees of the Company.

In addition, as a material inducement to Mr. Miglino’s appointment as Chief Executive Officer, on February 9, 2026 (the “Grant Date”) the Company granted Mr. Miglino stock options (the “Options”) to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Grant Date, pursuant to a Stock Option Inducement Award Agreement (the “Option Agreement”) between Mr. Miglino and the Company. One-third of the Options will vest on the first anniversary of the Grant Date with the remaining two-thirds of the Options vesting in equal monthly installments over the following twenty-four months, in each case subject to Mr. Miglino’s continued employment with or service to the Company through each applicable vesting date.

The foregoing descriptions of the Employment Agreement and the Option Agreement are qualified in their entirety by the terms of the Employment Agreement and the form of Option Agreement, respectively, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.2 and 10.3, are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A press release related to the matters described in Item 5.02 of this Current Report on Form 8-K is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.

The information in Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated February 9, 2026, by and between the Company and Raymond Vennare
10.2	Employment Agreement, dated February 9, 2026, by and between the Company and Christopher Miglino
10.3	Form of Stock Option Inducement Award Agreement
99.1	Press Release dated February 9, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXE COMPUTE INC.
Date: February 9, 2026	By:	/s/ Josh Blacher
Name: Josh Blacher Title: Chief Financial Officer